United States

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

___________________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) February 16, 2015

Citigroup Inc.

(Exact name of registrant as specified in its charter)

Delaware	1-9924	52-1568099
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

399 Park Avenue, New York, New York (Address of principal executive offices)		10022 (Zip Code)

(212) 559-1000

(Registrant's telephone number,
including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

CITIGROUP INC.

Current Report on Form 8-K

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On February 16, 2015, the Board of Directors (the “Board”) of Citigroup Inc. (“Citigroup”) elected Peter Blair Henry as a director, effective July 1, 2015. Mr. Henry is the Dean of New York University’s Leonard N. Stern School of Business.

The Board determined that Mr. Henry is independent in accordance with the director independence standards established under Citigroup’s Corporate Governance Guidelines, which are intended to comply with the New York Stock Exchange corporate governance rules, and all other applicable laws, rules and regulations. Since his term will not commence until July 1, 2015, Mr. Henry has not been named to any committee of the Board of Directors.

Mr. Henry will receive compensation as a non-employee director in accordance with Citigroup’s non-employee director compensation practices described in “Proposal 1: Election of Directors – Directors’ Compensation” of Citigroup’s Annual Proxy Statement filed with the Securities and Exchange Commission on March 12, 2014.

There are no family relationships between Mr. Henry and any officer or other director of Citigroup or any related party transactions involving Mr. Henry and Citigroup. There is no arrangement or understanding between Mr. Henry and any other person pursuant to which he was selected as a director. In addition, Mr. Henry has never been employed at Citigroup or any of its subsidiaries.

A copy of Citigroup’s press release relating to the appointment of Mr. Henry as director is being furnished as Exhibit 99.1 to this Current Report on Form 8-K.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

The following exhibit is furnished as part of this Current Report on Form 8-K:

Exhibit Number
99.1	Citigroup’s Press Release dated February 17, 2015.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CITIGROUP INC.

Dated: February 17, 2015
	By:	/s/ Rohan Weerasinghe Name: Rohan Weerasinghe Title: General Counsel and Corporate Secretary

EXHIBIT INDEX

Exhibit Number
99.1	Citigroup’s Press Release dated February 17, 2015.